SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2007
Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13783 (Commission File Number)	76-0542208 (I.R.S. Employer Identification Number)
1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 860-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SIGNATURES
EXHIBIT 4.1

Item 1.01.	Entry into a Material Definitive Agreement.
     This Amendment No. 1 amends the Current Report on Form 8-K of Integrated Electrical Services, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 17, 2007 (the “Form 8-K”), relating to (i) the Company’s entry into the Note Purchase Agreement, dated as of December 12, 2007, by and among Tontine Capital Partners, L.P. (the “Lender”), the Company and the other borrowers parties thereto (the “Note Purchase Agreement”) and (ii) the Company’s sale to the Lender, pursuant to the Note Purchase Agreement, of $25 million aggregate principal amount of the Company’s 11% Senior Subordinated Notes due 2013 (the “Note”).
     The Company amends the Form 8-K to include a copy of the Note as an exhibit thereto. The information previously reported in Item 1.01 of the Form 8-K is hereby incorporated by reference into Item 1.01 of this Amendment No. 1, and the description of the provisions of the Note set forth therein and herein are qualified in their entirety by reference to the full and complete terms set forth in the Note, which is incorporated herein by reference and attached hereto as Exhibit 4.1.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.
     See “Item 1.01 Entry into a Material Definitive Agreement” above for information regarding the Note, which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

Exhibit 4.1	11% Senior Subordinated Note due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: November 12, 2008	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	11% Senior Subordinated Note due 2013.